UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the registrant ☒                            Filed by a party other than the registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

Excelsior Tax-Exempt Funds, Inc.

(Name of Registrant as Specified In Its Charter)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing party:

(4)	Date filed:

Excelsior Funds

SPECIAL MEETING OF SHAREHOLDERS

April 28, 2008

We recently distributed proxy materials relating to a special meeting of shareholders of Excelsior Funds, scheduled for April 28, 2008, at 2:00 p.m., Eastern time. Your vote for this important meeting has not yet been received.

We encourage you to utilize one of the following options today to record your vote:

1.	By Phone: You may cast your vote by telephone by calling the toll-free number and entering the Control Number printed on the Proxy Card.

2.	By Internet: You may cast your vote on line by logging on to the Internet address printed on the enclosed Proxy Card, entering the Control Number printed on the Proxy Card and following the instructions on the Web site.

3.	By Mail: If you prefer to vote by mail, please complete the Proxy Card and return it in the enclosed postage-paid envelope.

Remember, your vote counts. Please vote today.

If you have any questions regarding the proposal, please call Computershare Fund Services, your Fund’s proxy agent, at 866.526.4103. Representatives are available Monday through Friday between the hours of 9:00 a.m. and 11:00 p.m. and Saturday from 12:00 p.m. to 6:00 p.m., Eastern time.

Your vote will help reduce the need for additional solicitation efforts or costly meeting adjournments. As the special meeting approaches, certain shareholders of each Fund may receive a telephone call from a representative of Computershare Fund Services if their votes have not yet been received.

Thank you for your prompt attention to this matter.

Mutual Funds Regular Outbound Call Flow

Mutual Funds Regular Outbound Call Flow – Alternate Introduction call flows

“Hello, I’m trying to reach <s/h name>. Is he/she available? My name is                              and I’m calling on a recorded line regarding your investment in the <fund name>. We sent you a proxy card to register your vote for the shareholder meeting and haven’t received it back, so we’re calling to ask if you “would have any objections to voting along with the recommendations of your Board?”

Alternate Introduction Call Flows:

IF Investment is in a Trust:

My name is                              and I’m calling on a recorded line regarding the investment in the <fund name> held in < Trust Name > for which you are listed as Trustee.

IF Investment is in a Custodial Acct for a Minor:

My name is                              and I’m calling on a recorded line regarding the investment in the <fund name> you control as custodian for < name of minor >.

IF Investment is held by an Association or Club:

My name is                              and I’m calling on a recorded line regarding the investment in the <fund name> held in < Association / Club Name > for which you are listed as contact.

IF Investment is in a Company Name: .

My name is                              and I’m calling on a recorded line regarding the investment in the <fund name> held by < Company’s Name > for which you are listed as contact.

IF Investment is in 401 K / Pension Plan held by Company Name:

My name is                              and I’m calling on a recorded line regarding the investment in the <fund name> held the < Company’s Name > < 401 K / Pension Plan > for which you are listed as contact person.

COLUMBIA/WO#18612: TOUCH-TONE TELEPHONE VOTING SCRIPT

“EXCELSIOR FUNDS”

EXPECTED MAIL DATE: 03/13/2008

MEETING DATE: April 28, 2008

WHEN CONNECTED TO THE TOLL-FREE NUMBER, THE SHAREHOLDER WILL HEAR:

“Welcome! Please enter the 14 digit number located in the shaded box on your proxy card.”

WHEN THE SHAREHOLDER ENTERS THE NUMBER, HE/SHE WILL HEAR:

To proceed, please enter the 8 digit code located in the non-shaded box on your proxy card

WHEN THE SHAREHOLDER ENTERS THE CODE, HE/SHE WILL HEAR:

“This is the automated telephone voting site for the Special Meeting of Shareholders of the Excelsior Funds”

“Proposal 1:                     To vote FOR, press 1.                    AGAINST, press 9                    ABSTAIN, press 0

WHEN THE SHAREHOLDER HAS COMPLETED VOTING ON ALL PROPOSALS, HE/SHE WILL HEAR:

“To hear how you have voted, press 1.”         “To cancel your vote, press 2.”        ”To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 1, TO HEAR THE VOTES, HE/SHE WILL HEAR:

“Your vote will be saved automatically should you decide to hang up during vote playback.”

“Your vote has been cast as follows (vote for each proposal(s) and or holding(s) are given).”

“To hear how you have voted, press 1.”        “To cancel your vote, press 2.”        “To save how you have voted, press 3.”

IF THE SHAREHOLDER PRESSES 2, TO CANCEL THE VOTES, HE/SHE WILL HEAR:

“Your vote has been canceled.”        “To enter another vote, press 1 now.”        “To end this call, press 0 now.”

IF THE SHAREHOLDER PRESSES 3, TO SAVE THE VOTES, HE/SHE WILL HEAR:

“Your vote has been saved.”        “To enter another vote, press 1 now.”        “To end this call press 0 now.”

If the shareholder elects to vote another proxy, he/she is returned to the above speech

“PLEASE ENTER THE NUMBER”.

IF THE SHAREHOLDER ELECTS TO END THE CALL, HE/SHE WILL HEAR:

“Thank you for voting.”

Call is terminated.